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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cell Therapeutics, Inc. 1994 Equity Incentive Plan of our report dated February 13, 1998 with respect to the consolidated financial statements of Cell Therapeutics, Inc. included in the Annual Report on Form 10-K of Cell Therapeutics, Inc. for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP

Seattle, Washington
July 10, 1998